Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-161187 on Form S-8 of our report dated March 31, 2011, relating to the financial statements and financial statement schedule of Renewable Energy Group, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Renewable Energy Group, Inc. and subsidiaries for the year ended December 31, 2010.

/S/ DELOITTE & TOUCHE LLP

Des Moines, Iowa

March 31, 2011